                                                                    Exhibit 16.1

                        LIGHTFOOT GUEST MOORE & CO, P.C.
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

June 13, 2007

Securities and Exchange Commission 100 F Street, NE
Washington, D.C. 20549

RE:   FIRSTPLUS Financial Group, Inc.
      Commission File No 00-27750

Dear Sir/Madam,

We have read the  statements  included in the Form 8-K, dated June 12, 2007, for
FIRSTPLUS   Financial  Group,  Inc.  filed  with  the  Securities  and  Exchange
Commission and are not in agreement  with the statements  contained in Item 4.01 insofar  as they  relate to our being  provided  a copy of the  disclosure  or a request  for a letter  agreeing  with the  statements  made.  We agree  with the statements  in  Item  4.01  insofar  as  they  relate  to  our  reports  on  the consolidated financial statements for the years ended December 31, 2006 and 2005 and that  there were no  disagreements  with  FIRSTPLUS  Financial  Group,  Inc.
regarding accounting principles or practices, financial statement disclosure, or audit scope or  procedures  during the two most recent  fiscal years through the date of June 11, 2007.

We are not in a position to agree or disagree  with the  statements in Item 4.01 regarding the engagement of another independent registered public accountant. We are also not in a position to agree or disagree  with any of the  statements  in
Items 5.01, 5.02 or 8.01.

Even though we have not received a request,  we feel compelled to respond to the registrant's Form 8-K dated June 12, 2007.

Very truly yours,

/s/ Lightfoot Guest Moore & Co., PC

Lightfoot Guest Moore & Co., PC

Dallas, TX